Media Contact: John Lovallo Phone: 917-612-8419 Email: jlovallo@levick.com
News Release
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES NAMES MICKEY R. DRAGASH GENERAL COUNSEL, CHIEF COMPLIANCE OFFICER AND CORPORATE SECRETARY

PHOENIX, AZ, February 7, 2019 – Cavco Industries, Inc. (NASDAQ: CVCO) ("Cavco" or the "Company") today announced that the Company has named Mickey R. Dragash ("Mick") as Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary effective February 6, 2019.
In his new role, Mr. Dragash will lead Cavco's legal and compliance functions. Mr. Dragash will also serve as a member of the Company's Executive Management team and will report to Dan Urness, President and Acting Chief Executive Officer.
"Mick is an excellent addition to our leadership team," commented Dan Urness, President and Acting Chief Executive Officer. "He is a proven executive with extensive experience in leading legal and compliance functions and supporting strategic initiatives across an organization. Mick's thoughtful judgment and business-focused approach will be an asset as we continue to execute our growth strategy."
"I am very pleased to have the opportunity to lead Cavco's legal team and compliance function," added Mr. Dragash. "I look forward to working closely with Dan, the leadership team, and the Board of Directors to build on the Company's long-term success."
Mickey R. Dragash's Background
Mr. Dragash brings significant legal, compliance and operational experience to Cavco. From June 2015 to September 2017, Mr Dragash served as Executive Vice-President, General Counsel and Corporate Secretary of Swift Transportation, Inc. (n/k/a Knight-Swift Transportation Holdings Inc. ("Swift")). Prior to joining Swift, Mr. Dragash was Executive Vice-President, General Counsel and Chief Compliance Officer for Gordon Trucking, Inc. (n/k/a Heartland Express, Inc.) from 2013 to 2015. Mr. Dragash also served as Associate General Counsel for DHL Supply Chain Solutions from 2010 to 2013 and Assistant General Counsel at Walmart Stores, Inc. from 2004 to 2010. Mr. Dragash also worked in private legal practice as an Associate for the Ohio-based law firm Roetzel & Andress, LPA. Before entering the legal profession, Mr. Dragash worked in various business and operational capacities for both Yellow Freight Systems, Inc. and Roadway Express, Inc. (n/k/a YRC Worldwide, Inc.)
Mr. Dragash received his Bachelor of Arts degree from Baldwin-Wallace University (Ohio), obtained a Master of Science degree in Transportation Systems and Logistics Management from the University of Denver and acquired his Juris Doctorate from Ohio Northern University. Mr. Dragash is admitted to practice law in all state and federal courts of Indiana and Ohio. He is also admitted to the State Bar of Arizona as in-house counsel.
About Cavco Industries, Inc.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes, Friendship Homes, Chariot Eagle and Lexington Homes.

The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco's mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions and any future acquisition or the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; government shutdowns; information technology failures and data security breaches; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC; the risk of potential litigation or regulatory action arising from the SEC subpoenas; potential reputational damage that the Company may suffer as a result of the matters that are the subject of the subpoenas from the SEC, as well as the results of the investigation being carried out by the Audit Committee of the Board of Directors; losses not covered by our Director and Officer insurance may be large; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2018 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.